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                                 EXHIBIT 10.203



                                OPTION AGREEMENT

               OPTION AGREEMENT (the "Agreement"), dated as of December 17, 2001 between Wilshire Technologies, Inc., a California corporation (the "Company"), Trilon Dominion Partners, LLC, a Delaware limited liability company and majority shareholder of the Company ("Trilon"), and E. I. du Pont de Nemours and Company, a Delaware corporation (the "Optionee").

               WHEREAS, the Company and Optionee entered into a Product Development, Purchase and License Agreement, dated as of September 18, 2000 (the "PDP&L Agreement"), and

               WHEREAS, the Company as an inducement to Optionee to enter into the PDP&L Agreement granted to the Optionee an option to purchase up to 2,000,000 shares of its common stock, no par value, of the Company, and certain other rights on the terms and subject to the conditions set forth therein (the "Original Option Agreement"), and

               WHEREAS, the Company and the Optionee desire to cancel the Original Option Agreement and enter into this Agreement.

               NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

        1. DEFINITIONS.

               (a) "Debt" means (i) all obligations for borrowed money or evidenced by bonds, debentures, notes or similar instruments; (ii) all obligations for the deferred purchase price of property or services; and (iii) all capital lease obligations.

               (b) "Liquidation" means (i) any voluntary or involuntary liquidation, dissolution or winding up of the Company, (ii) the sale of substantially all of the Company's assets by the Company, or (iii) the acquisition of the Company by another entity not affiliated with Trilon's indirect parent company, Dominion Resources, Inc. (other than a mere re-incorporation) by means of a merger or other form of corporate reorganization in which the outstanding shares of this Company are exchanged for securities or other consideration issued by or on behalf of the acquiring corporation.

               (c) "Net Proceeds" means (i) gross proceeds received by the Company, or, if the Liquidation does not involve payment to the Company, by Trilon or its successor and any other then shareholder(s), as the result of a Liquidation, minus (ii) any Debt of the Company not assumed or paid, directly or indirectly, by another entity as the result of the Liquidation, minus (iii) transaction costs expended by the Company in the Liquidation not paid to any affiliate of Dominion Resources, Inc.



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        2. GRANT OF OPTION AND CANCELLATION OF ORIGINAL OPTION. The Company
hereby grants to Optionee an option (the "Option") to receive ten percent (10%) of the Net Proceeds from a Liquidation at an exercise price of One Million Dollars ($1,000,000) (the "Exercise Price"). The Company and Optionee each acknowledge and agree that this Option supersedes and cancels the Original Option Agreement and that the Original Option Agreement is no longer of force and effect.

        3. VALUING NET PROCEEDS. The Company shall determine the value of Net Proceeds and provide its calculation to the Optionee pursuant to Paragraph 4(c). In the event the Optionee does not agree with the Company's valuation of Net Proceeds, it may (a) in the case of non-cash Net Proceeds, retain an independent appraiser, at its own expense, selected by the Company and the Optionee to examine the Company's valuation of Net Proceeds or (b) in the case of cash proceeds, prepare its own calculation of Net Proceeds. If the value of Net Proceeds determined by the preceding sentence differs materially from the value determined by the Company, the parties will attempt in good faith to agree upon a value. If the parties are unable to agree upon a value within 30 days from the receipt of the Liquidation notice by the Optionee, the parties shall rely on the provisions of Paragraph 9 to settle the dispute.

        4. EXERCISE OF OPTION.

               (a) RIGHT TO EXERCISE. In the event of a Liquidation prior to the Outside Exercise Date, the Option shall be exercisable on the day the Liquidation occurs. Otherwise, the Option shall only be exercisable on the day before the Outside Exercise Date. The Outside Exercise Date shall mean December 31, 2004, unless the Company, has, in its sole discretion, extended such Outside Exercise Date in writing at least fifteen (15) calendar days prior to the original or then applicable Outside Exercise Date.

               (b) METHOD OF EXERCISE. This Option shall be exercisable by written notice which shall state Optionee's election to exercise the Option. Such written notice shall be signed by Optionee and shall be delivered to the Company prior to the Outside Exercise Date. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price. If the Option is exercised on the date of Liquidation, prior to the Outside Exercise Date, then the Option shall be deemed to be exercised upon receipt of written notice by the Company on the date of Liquidation. If the Option is exercised on the Liquidation date, the Exercise Price shall be deducted from the Optionee's percentage of Net Proceeds.

               (c) NOTICE. Not less than 20 calendar days before a Liquidation is to occur, the Company or its successor shall provide the Optionee with written notice of the anticipated date of Liquidation and the Company's calculation of Net Proceeds, or good faith estimate thereof if final Net Proceeds are not determinable at such time.

        5. METHOD OF PAYMENT. Payment of the Exercise Price shall be by wire transfer of federal funds to a bank designated by the Company.



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        6. MODIFICATION OR AMENDMENT. This Agreement may be modified or amended only by written agreement executed and delivered by duly authorized officers of the respective parties.

        7. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

        8. GOVERNING LAW AND WAIVER OF JURY TRIAL.

        (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

        (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER DOCUMENTS REFERRED TO IN THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARY AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

        9. BINDING ARBITRATION. In the event of a dispute between the parties arising out of or relating to this Agreement, either party may upon notice to the other submit all disputes, claims, questions or differences to be finally settled by arbitration administered by the American Arbitration Association in accordance with the provisions of its Commercial Arbitration Rules and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Each party shall bear its own costs and expenses and an equal share of the arbitrator(s) and administrative fees of arbitration. The place of arbitration shall be Chicago, Illinois. The arbitrator(s) will have no authority to award punitive or other damages not measured by the prevailing party's actual damages, except as may be required by statute.

        10. NO LITIGATION. No litigation or other proceeding may ever be instituted at any time in any court for the purpose of adjudicating, interpreting or enforcing any of the rights or obligations of the parties hereto or any rights or obligations relating to the subject matter hereof, whether or not covered by the express terms of this Agreement or for the purpose of adjudicating a breach or determination of the validity of this Agreement, or for the purpose of appealing any


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decision of the arbitrator, except a proceeding instituted for the sole purpose of having the award or judgment of the arbitrator entered and enforced or to seek an injunction (but not damages in connection therewith) in circumstances where such relief is available.

        11. NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

               if to the Optionee:

                      Global Segment Manager - Gloves
                      DuPont Apparel & Textile Sciences
                      Chestnut Run Plaza 728/Room 1407
                      Wilmington, DE  19880-0728
                      Fax: (302) 999-4064

               with copies to:

                      Mr. John Dickey
                      DuPont Apparel & Textile Sciences
                      Chestnut Run Plaza 728/Room 2225
                      Wilmington, DE  19880-0728
                      Fax: (302) 999-3615

               if to the Company:

                      Mr. Kevin Mulvihill
                      President and Chief Executive Officer
                      Wilshire Technologies
                      5861 Edison Place
                      Carlsbad, CA  92008
                      Fax:  (760) 929-0683


               with copies to:

                      Richard L. Seidenwurm
                      Solomon Ward Seidenwurm & Smith, LLP
                      401 B Street, Suite 1200
                      San Diego, California 92101
                      Fax: (619) 231-4755


or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

        12. ENTIRE AGREEMENT. This Agreement (including any exhibits and schedules hereto) constitutes the entire agreement, and supersede all other prior agreements,



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understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

        13. NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to confer upon any person or entity other than the parties hereto any right or remedies hereunder.

        14. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

        15. SPECIFIC PERFORMANCE. The parties hereto each acknowledge that, in view of the uniqueness of the subject matter hereof, the parties hereto would not have an adequate remedy at law for money damages if this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

        16. NO PARTNERSHIP. Nothing herein nor the acts of the parties hereto shall be construed to create a partnership or joint venture between Optionee and the Company or any other person.

        17. ASSIGNMENT. This Agreement is not assignable by either party; provided, however, that Optionee may assign its rights and obligations under this Agreement to any of its direct or indirect Subsidiaries. Any purported assignment made in contravention of this Agreement shall be null and void. "Subsidiary" means any entity, whether incorporated or unincorporated, of which at least fifty percent (50%) of the securities or ownership interests having by their terms ordinary voting power to elect fifty percent (50%) of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries.

        18. CAPTIONS. The Section captions herein are for convenience of reference only and do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.



                            [Signature Page Follows]


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               IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized officers of the parties hereto as of the date hereof.

                                       WILSHIRE TECHNOLOGIES, INC.


                                       By: /s/ Kevin Mulvihill
                                           -------------------------------------
                                       Name: Kevin T. Mulvihill
                                       Title:   President and CEO


                                       TRILON DOMINION PARTNERS, LLC


                                       By: /s/ Ronald Cantwell
                                          --------------------------------------
                                       Name: Ronald W. Cantwell
                                       Title: President


                                       E. I. DU PONT DE NEMOURS AND COMPANY


                                       By: /s/ Mario Masciantonio
                                           -------------------------------------
                                       Name: Mario Masciantonio
                                       Title:  Global Segment manager-Gloves



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